UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 19, 2016

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54996	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 694-9800 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Social Reality, Inc. has filed a Certificate of Amendment to the Certificate of Incorporation for a one for five (1:5) reverse stock split of its outstanding Class A common stock effective September 20, 2016 as previously approved by our board of directors and stockholders.  Our Class A common stock is quoted on the OTCQB under the symbol "SCRI."  On the effective date of the reverse stock split our Class A common stock will be quoted on the OTCQB on a post-split basis under the symbol “SCRID” for 20 business days, after which time the symbol will revert back to SCRI. On the effective date of the reverse stock split the CUSIP number of our Class A common stock will change to 83362P300.

The principal reason for the reverse stock split is to facilitate the uplisting of our Class A common stock to an exchange.  We have applied for listing of our Class A common stock on The NASDAQ Capital Market which has a minimum market (bid) price requirement for new applicants of $4.00 per share.  There are no assurances, however, that The NASDAQ Stock Market will approve our application for listing of our Class A common stock even after the reverse stock split is effective.

As a result of the reverse stock split, each five shares of our Class A common stock issued and outstanding, or held as treasury shares, immediately prior to the effective date of the reverse stock split will become one share of our Class A common stock on the effective date of the reverse stock split. No fractional shares of Class A common stock will be issued to any stockholder in connection with the reverse stock split and all fractional shares which might otherwise be issuable as a result of the reverse stock split will be rounded up to the nearest whole share. On the effective date of the reverse stock split, all outstanding options and warrants to purchase shares of our Class A common stock, including but not limited to the 2013 Private Placement Warrants described below, will be proportionally adjusted based upon the split ratio and will become exercisable into one-fifth of the number of shares of our Class A common stock as it was prior to the reverse stock split at an exercise price which is five times the exercise price prior to the reverse stock split.

After the effective date of the reverse stock split, each certificate representing shares of pre-reverse stock split Class A common stock will be deemed to represent one-fifth of a share of our post-reverse stock split Class A common stock, subject to rounding for fractional shares, and the records of our transfer agent, Transfer Online, Inc., will be adjusted to give effect to the reverse stock split. Following the effective date of the reverse stock split, the share certificates representing the pre-reverse stock split Class A common stock will continue to be valid for the appropriate number of shares of post-reverse stock split Class A common stock, adjusted for rounding.  Certificates representing shares of the post-reverse stock split will be issued in due course as certificates for pre-reverse stock split common shares are tendered for exchange or transfer to our transfer agent.

A copy of the Articles of Amendment to our Certificate of Incorporation is filed as Exhibit 3.5 to this Current Report on Form 8-K.

Item 8.01

Other Events.

Between October 8, 2013 and November 6, 2013 we issued and sold units of our securities in a private placement, which included common stock purchase warrants to purchase an aggregate of 3,210,000 shares of our Class A common stock at an exercise price of $1.00 per share (the "2013 Private Placement Warrants").  These warrants expire between October 8, 2016 and November 6, 2016, and the shares of our Class A common stock issuable upon the exercise of these warrants are registered for resale in our post-effective amendment number 1 to our registration statement on Form S-1, SEC file number 333-207707, which was declared effective by the Securities and Exchange Commission on March 29, 2016 (the "Resale Registration Statement").  On September 19, 2016 our Board of Directors extended the expiration date of the 2013 Private Placement Warrants to 5 p.m., Eastern time, on March 31, 2017.  In addition, as a result of the reverse stock split effective September 20, 2016 described in above, the 2013 Private Placement Warrants will become exercisable into 642,001 shares of our Class A common stock with an exercise price of $5.00 per share.  We will file a prospectus supplement to the Resale Registration Statement to reflect these events.

Item 9.01

Financial Statements and Exhibits.

3.5

Certificate of Amendment to the Certificate of Incorporation of Social Reality, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: September 19, 2016	By:	/s/ Christopher Miglino
Christopher Miglino, Chief Executive Officer

Exhibit Index

3.5

Certificate of Amendment to the Certificate of Incorporation of Social Reality, Inc.